UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 20, 2017

(Date of earliest event reported)

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Road Houston, Texas		77075-1180
(Address of Principal Executive Offices)		(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

tem 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2017, Eugene L. Butler retired from the board of directors (the “Board”) of Powell Industries, Inc. (the “Company”) effective immediately. Mr. Butler’s retirement was not related to any disagreement with the Company over any of its operations, policies or practices.

On December 20, 2017, the Board elected Perry L. Elders as a director to fill the vacancy created by Mr. Butler’s retirement. Mr. Elders was elected to serve for the unexpired term of Mr. Butler and, thus, Mr. Perry will be a member of the Company’s 2020 director class. Mr. Elders has been elected to serve as a member of the Audit Committee.

In connection with his appointment to the Board, the Company and Mr. Elders agreed to enter into an indemnification agreement in the same form in which the Company has entered into with each of its directors. In addition, Mr. Elders will participate in the Company’s non-employee director compensation programs, as described in the Company’s Proxy Statement filed January 9, 2017 under the heading “Director Compensation.”

There is no arrangement or understanding between Mr. Elders and any other person pursuant to which Mr. Elders was appointed as a director. There are no transactions involving Mr. Elders requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: December 22, 2017
	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)

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